Exhibit 10.1
VOTING AGREEMENT
     Each of the undersigned directors of Monroe Bancorp (“Monroe”) hereby agrees in his or her individual capacity as a shareholder to vote his or her shares of Monroe Common Stock that are registered in his or her personal name (and agrees to use his or her reasonable efforts to cause all additional shares of Monroe Common Stock owned jointly by him or her with any other person or by his or her spouse or over which he or she has voting influence or control to be voted) in favor of the Agreement and Plan of Merger by and between Old National Bancorp and Monroe, dated October 5, 2010 (the “Agreement”). In addition, each of the undersigned directors hereby agrees not to make any transfers of shares of Monroe with the purpose of avoiding his or her agreements set forth in the preceding sentence and agrees to cause any transferee of such shares to abide by the terms of this Voting Agreement. Each of the undersigned is entering into this Voting Agreement solely in his or her capacity as an individual shareholder and, notwithstanding anything to the contrary in this Voting Agreement, nothing in this Voting Agreement is intended or shall be construed to require any of the undersigned, in his or her capacity as a director of Monroe, to act or fail to act in accordance with his or her fiduciary duties in such director capacity. Furthermore, none of the undersigned makes any agreement or understanding herein in his or her capacity as a director of Monroe. Notwithstanding any contrary provision herein, this Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earliest of (a) the consummation of the Merger (as defined in the Agreement); (b) the termination of the Agreement in accordance with its terms; or (c) the taking of such action whereby a majority of Monroe’s Board of Directors, in accordance with the terms and conditions of Section 5.06 of the Agreement, withdraws its favorable recommendation of the Agreement to its shareholders. This Voting Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.
     Dated this 5th day of October, 2010.

/s/ Bradford J. Bomba, Jr.	/s/ Steven R. Crider

Bradford J. Bomba, Jr., M.D.	Steven R. Crider

/s/ Mark D. Bradford	/s/ Joyce Claflin Harrell

Mark D. Bradford	Joyce Claflin Harrell

/s/ James D. Bremner	/s/ Paul W. Mobley

James D. Bremner	Paul W. Mobley

/s/ James G. Burkhart	/s/ Charles R. Royal, Jr.

James G. Burkhart	Charles R. Royal, Jr.